Exhibit 23.1

MOORE STEPHENS ELLIS FOSTER LTD.
CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC  Canada   V6J 1G1
Telephone:  (604) 737-8117  Facsimile: (604) 714-5916
E-Mail: generaldelivery@ellisfoster.com

CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 23, 2004, with respect to the financial statements of Hemptown Clothing Inc. included in its Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                                               “MOORE STEPHENS ELLIS FOSTER LTD.”

Vancouver, British Columbia                                   Chartered Accountants
Canada
March 25, 2004